UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 3, 2026

Cycurion, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41214	86-3720717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Boro Place,Suite 420C McLean,Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 341-6680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CYCU	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $345.00 per share	CYCUW	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On August 3, 2026 (the “Closing Date”), Cycurion, Inc., a Delaware corporation (the “Company” or “Buyer”), consummated the acquisition of substantially all of the assets relating to the video-solutions division of Kustom Entertainment, Inc., a Nevada corporation (“Kustom” or “Seller”), pursuant to that certain Asset Purchase Agreement dated June 24, 2026 (the “Asset Purchase Agreement”), as amended by Amendment No. 1 and Forbearance / Extension Agreement dated July 23, 2026 (the “Amendment Agreement” and together with the Asset Purchase Agreement, the “Purchase Agreement”).

The acquired business includes the development, sale, licensing, support and servicing of video hardware, camera products, platforms, software and software solutions (the “Business”). Pursuant to the Purchase Agreement, Seller sold, assigned, transferred, conveyed and delivered to the Company substantially all assets used primarily in or held for use in the Business, and the Company assumed certain specified liabilities relating thereto.

The aggregate consideration payable by the Company under the Purchase Agreement consists of: (i) $1,250,000 in cash, (ii) a secured promissory note in the original principal amount of $4,250,000, (iii) contingent earnout consideration of up to $1,000,000, and (iv) shares of the Company’s Series H Preferred Stock having an aggregate stated value of $600,000. The Series H Preferred Stock replaced the 2,000,000 warrants originally contemplated by the Purchase Agreement pursuant to the Amendment Agreement.

The Series H Preferred Stock accrues dividends at a rate of 12.0% per annum on its stated value, payable quarterly. The Series H Preferred Stock is convertible into shares of the Company’s common stock at a conversion rate equal to the stated value thereof, together with accrued and unpaid dividends, divided by $1.45 per share, subject to the terms of the applicable Certificate of Designation.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 30, 2026, and the Amendment No. 1 and Forbearance / Extension Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K with the SEC on July 31, 2026, and is incorporated herein by reference.

Ancillary Agreements

In connection with the Closing, the Company and Seller entered into the following ancillary agreements contemplated by the Purchase Agreement:

Assignment and Assumption Agreement

The Company and Seller entered into an Assignment and Assumption Agreement pursuant to which Seller assigned to the Company, and the Company assumed, certain contracts, rights, obligations, and liabilities associated with the acquired Business.

Intellectual Property Assignment Agreement

The Company and Seller entered into an Intellectual Property Assignment Agreement pursuant to which Seller assigned to the Company certain intellectual property assets used in the Business, including associated rights, registrations, applications, goodwill, and rights to pursue infringement claims.

Bill of Sale

The Company and Seller entered into a Bill of Sale pursuant to which Seller conveyed to the Company legal title to certain tangible and intangible assets included in the acquired Business.

Non-Competition and Non-Solicitation Agreement

The Company and Seller entered into a Non-Competition and Non-Solicitation Agreement containing customary restrictions relating to competition with the Business and solicitation of customers, employees, and business relationships.

Secured Promissory Note

The Company issued to Seller a Secured Promissory Note in the original principal amount of $4,250,000 in partial consideration for the acquisition. The note is secured in accordance with the terms of the Security Agreement described below.

Security Agreement

The Company entered into a Security Agreement in favor of Seller pursuant to which Seller was granted a security interest in certain assets of the Company as security for the obligations under the Secured Promissory Note.

Registration Rights Agreement

The Company entered into a Registration Rights Agreement with Seller pursuant to which the Company agreed to register for resale the shares of common stock issuable upon conversion of the Series H Preferred Stock, subject to the terms thereof. The Company agreed to file and maintain an effective registration statement covering such shares in accordance with the requirements set forth in the agreement.

Earnout and Clawback Agreement

The Company and Seller entered into an Earnout and Clawback Agreement establishing Seller’s right to receive contingent earnout payments of up to $1,000,000 based upon the future performance of the Business and providing for certain clawback provisions and adjustment mechanisms.

Leak-Out Agreement

The Company and Seller entered into a Leak-Out Agreement governing the disposition of shares of common stock issued upon conversion of the Series H Preferred Stock or payment of dividends thereon. The agreement generally limits sales by Seller and its affiliates during the applicable leak-out period based on a percentage of daily trading volume.

Conditions Precedent Agreement

The Company and Seller entered into a Conditions Precedent Agreement setting forth certain conditions that were required to be satisfied or waived in connection with the consummation of the acquisition. All such conditions were satisfied or waived prior to Closing.

Side Letter Agreement

In connection with the Closing, the Company and Seller entered into a Side Letter Agreement pursuant to which the parties acknowledged that certain agreements and deliverables require additional coordination with employees, contractors and third parties and therefore may be finalized and delivered following Closing. These deferred deliverables include certain Key Employment Agreements, Essential Employee Agreements, Contractor Agreements, the Shared Services Agreement, and certain pro forma financial information. The parties agreed that the absence of such deferred deliverables as of the Closing Date would not constitute a condition precedent to Closing, a breach of the Purchase Agreement, or a basis for terminating the Purchase Agreement. The parties further agreed to use commercially reasonable efforts to finalize and execute such deferred deliverables by the deadline specified in the Side Letter Agreement.

The foregoing descriptions of the Assignment and Assumption Agreement, Intellectual Property Assignment Agreement, Bill of Sale, Non-Competition and Non-Solicitation Agreement, Secured Promissory Note, Security Agreement, Registration Rights Agreement, Earnout and Clawback Agreement, Leak-Out Agreement, Conditions Precedent Agreement and Side Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 through 10.12 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 3, 2026, the Company completed the acquisition of substantially all of the assets comprising the Business of Seller pursuant to the Purchase Agreement described in Item 1.01 above, which description is incorporated herein by reference.

The Company expects to integrate the acquired Business into its existing operations and believes the acquisition will enhance the Company’s cybersecurity, technology solutions and video-surveillance capabilities.

Item 3.02. Unregistered Sales of Equity Securities.

On August 3, 2026, pursuant to the Purchase Agreement, the Company issued shares of its Series H Preferred Stock having an aggregate stated value of $600,000 to Seller as partial consideration for the acquisition. The Series H Preferred Stock was issued in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder.

The Series H Preferred Stock accrues dividends at a rate of 12.0% per annum and is convertible into shares of the Company’s common stock at a conversion price of $1.45 per share, subject to adjustment and the terms of the applicable Certificate of Designation.

Item 8.01. Other Events.

On August 4, 2026, the Company issued a press release announcing the completion of its acquisition of substantially all of the assets comprising the video solutions business of Kustom. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information.

In connection with the acquisition of substantially all of the assets comprising the video solutions business of Kustom Entertainment, Inc., the parties prepared unaudited pro forma financial information reflecting the effects of the acquisition. The pro forma financial information includes operating assets and liabilities as of June 30, 2026, a pro forma income statement for the fiscal year ending December 31, 2026, combining historical results and forecasted operations, and a pro forma operating cash flow statement. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations, financial position, or cash flows that would have been achieved had the acquisition been completed on the dates assumed, nor is it necessarily indicative of future results. The unaudited pro forma financial information is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

(d) Exhibits:

Exhibit No.	Description
10.1	Assignment and Assumption Agreement, dated August 3, 2026, by and between Cycurion, Inc. and Kustom Entertainment, Inc.
10.2	Intellectual Property Assignment Agreement, dated August 3, 2026, by and between Cycurion, Inc. and Kustom Entertainment, Inc.
10.3	Bill of Sale, dated August 3, 2026, executed by Kustom Entertainment, Inc. in favor of Cycurion, Inc.
10.4	Non-Competition and Non-Solicitation Agreement, dated August 3, 2026, by and between Cycurion, Inc. and Kustom Entertainment, Inc.
10.5	Secured Promissory Note, dated August 3, 2026, issued by Cycurion, Inc. in favor of Kustom Entertainment, Inc.
10.6	Security Agreement, dated August 3, 2026, by and between Cycurion, Inc. and Kustom Entertainment, Inc.
10.7	Registration Rights Agreement, dated August 3, 2026, by and between Cycurion, Inc. and Kustom Entertainment, Inc.
10.8	Earnout and Clawback Agreement, dated August 3, 2026, by and between Cycurion, Inc. and Kustom Entertainment, Inc.
10.9	Leak-Out Agreement, dated August 3, 2026, by and between Cycurion, Inc. and the holders party thereto.
10.10	Conditions Precedent Agreement, dated August 3, 2026, by and between Cycurion, Inc. and Kustom Entertainment, Inc.
10.11	Side Letter Agreement, dated August 3, 2026, by and between Cycurion, Inc. and Kustom Entertainment, Inc.
99.1	Press Release, dated August 4, 2026
99.2	Unaudited Pro Forma Financial Information
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCURION, INC.

Date: August 4, 2026	By:	/s/ L. Kevin Kelly
	Name:	L. Kevin Kelly
	Title:	Chief Executive Officer